UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2013

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue, Boston, Massachusetts	02111
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On January 31, 2013, Iron Mountain Incorporated, or the Company, entered into an amendment, or the Second Amendment, to the Company’s existing credit agreement, as previously amended, with certain lenders, JPMorgan Chase Bank, N.A., as administrative agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent, or the Credit Agreement.  The Second Amendment reduces the minimum ratio of Adjusted EBITDA to Fixed Charges (as those terms are defined in the Credit Agreement) required to be maintained under Section 9.11 of the Credit Agreement.  Giving effect to the Second Amendment, Section 9.11 of the Credit Agreement requires the Company to maintain a minimum ratio of Adjusted EBITDA to Fixed Charges of 1.00 to 1.00 at the end of any fiscal quarter ending during the period from January 1, 2013 through March 31, 2014 (for the period of four fiscal quarters then ended).  After March 31, 2014, the minimum ratio reverts to 1.20 to 1.00.

Other than as it was specifically modified by the Second Amendment, the Credit Agreement remains in full force and effect.

The above description of the Second Amendment is not complete and is subject to and qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, to the amendment to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, and to the Second Amendment, a copy of which is attached hereto as Exhibit 10.1, each of which is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1

Second Amendment to Credit Agreement, dated as of January 31, 2013, among the Company, Iron Mountain Information Management, Inc., Iron Mountain Canada Corporation, Iron Mountain Switzerland GmbH, Iron Mountain Europe Limited, Iron Mountain Australia Pty Ltd., Iron Mountain Luxembourg S.a.r.l., the lenders and other financial institutions party thereto, JPMorgan Chase Bank, Toronto Branch, as Canadian Administrative Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Ernest W. Cloutier
Name:	Ernest W. Cloutier
Title:	Executive Vice President and General Counsel

Date: February 4, 2013